REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INPUT/OUTPUT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	22-2286646 (I.R.S. Employer Identification No.)

12300 PARC CREST DR.
STAFFORD, TEXAS 77477
(Address, including zip code, of principal executive offices)

INPUT/OUTPUT, INC. GX TECHNOLOGY CORPORATION EMPLOYMENT
INDUCEMENT STOCK OPTION PROGRAM
and
INPUT/OUTPUT, INC. APRIL 2005 INDUCEMENT EQUITY PROGRAM
(Full Title of the Plan)

DAVID L. ROLAND, ESQ.
VICE PRESIDENT, GENERAL COUNSEL
AND CORPORATE SECRETARY
INPUT/OUTPUT, INC.
12300 PARC CREST DR.
STAFFORD, TEXAS 77477
(281) 933-3339
(Name, address and telephone number of agent for service)

With copies to:
FULBRIGHT& JAWORSKI L.L.P.
1301 MCKINNEY, SUITE 5100
HOUSTON, TEXAS 77010
ATTENTION: MARC H. FOLLADORI
(713) 651-5151

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of securities	Amount to	maximum offering	aggregate offering	Amount of
to be registered	be registered(1)(2)	price per share(3)	price(3)	registration fee

Common Stock $0.01 par value (1)	509,000 shares	$6.41	$3,262,690	$384.02

(1)	This registration statement also covers (i) the associated rights to purchase Series A Preferred Stock, par value $0.01 per share, issued pursuant to that certain Rights Agreement dated as of January 17, 1997, by and between the Registrant and Harris Trust and Savings Bank, as Rights Agent, as amended by the First Amendment to Rights Agreement, dated effective as of April 21, 1999, and (ii) an indeterminate number of shares that may become issuable pursuant to certain anti-dilution adjustment provisions under the option award agreements entered into between the Registrant and individual participants in the Input/Output, Inc. GX Technology Corporation Employment Inducement Stock Option Program and under the Input/Output, Inc. April 2005 Inducement Equity Program pursuant to Rule 416(a) under the Securities Act of 1933.

(2)	This registration statement covers 434,000 shares of the Registrant’s Common Stock issuable pursuant to the Input/Output, Inc. GX Technology Corporation Employment Inducement Stock Option Program, evidenced by stock option award agreements entered into between the Registrant and the individual participants in such program.

INTRODUCTORY STATEMENT
PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
Form of Stock Option Award Agreement
Stock Option Agreement
Restricted Stock Agreement
Opinion of Fulbright & Jaworski L.L.P.
Consent of PricewaterhouseCoopers LLP

(3)	The offering price per share and the aggregate offering price have been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 on the basis of the average high and low sale prices for the registrant’s shares of common stock as reported on the New York Stock Exchange composite transactions on April 1, 2005 ($6.41 per share).

INTRODUCTORY STATEMENT

     Input/Output, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) to register 75,000 shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”) for issuance to TengBeng Koid, a new employee of the Registrant, under the Input/Output, Inc. April 2005 Inducement Equity Program. Under the Input/Output, Inc. April 2005 Inducement Equity Program, up to 55,000 shares of Common Stock may be issued upon the exercise of stock options to be granted to TengBeng Koid under a Stock Option Agreement and up to 20,000 shares of restricted Common Stock are to be issued to him under a Restricted Stock Agreement, in each case as a material inducement to his joining the Registrant.

     This Registration Statement also registers 434,000 shares of Common Stock for issuance upon the exercise of employment inducement stock option awards granted to certain employees of GX Technology Corporation, under a program known as the Input/Output, Inc. GX Technology Corporation Employment Inducement Stock Option Program, as a material inducement to their joining the Registrant.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required by Part I of Form S-8 to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents have been filed by the Registrant with the Commission and are incorporated into this Registration Statement by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 16, 2005 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”);

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 17, 2005, March 22, 2005 and March 28, 2005, pursuant to Section 13(a) of the Exchange Act;

•	The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on October 17, 1994, filed under

Section 12(b) of the Exchange Act, as amended by the Registrant’s Current Report on Form 8-K filed on March 8, 2002; and

•	The Registrant’s Registration Statement on Form 8-A12B filed with the Commission on January 27, 1997, as amended by Form 8-A12B/A filed on May 7, 1999.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of each such document.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     The General Corporation Law of the State of Delaware (“DGCL”) permits the Registrant and its stockholders to limit directors’ exposure to liability for certain breaches of the directors’ fiduciary duty. The Restated Certificate of Incorporation of the Registrant, as amended (the “Charter”), provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The Amended and Restated Bylaws of the Registrant (the “Bylaws”) provide that the Registrant shall, to the full extent permitted by applicable laws (including the DGCL), indemnify its directors, officers, employees and agents with respect to expenses (including counsel fees), judgments, fines, penalties and other liabilities and amounts incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding to which such person is or was a party, or is or was threatened to be made a party, by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or any of its direct or indirect wholly owned subsidiaries, or is or was serving at the request of the Registrant or any of its direct or indirect wholly owned subsidiaries as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws provide that the indemnification provided pursuant to the Bylaws is not exclusive of any other rights to which those seeking indemnification may be entitled under any provision of law, certificate of incorporation, bylaws, governing documents, agreement, vote of stockholders or disinterested directors of the Registrant or any of its direct or indirect wholly owned subsidiaries, or otherwise.

     The Registrant maintains a standard form of officers’ and directors’ liability insurance policy which provides coverage to the officers and directors of the Registrant for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

4.1	Form of Stock Option Award Agreement pursuant to which participants in the Input/Output, Inc. GX Technology Corporation Employment Inducement Stock Option Program are to be granted employment inducement stock options to purchase shares of Common Stock of the Registrant under such program.

4.2	Stock Option Agreement pursuant to which TengBeng Koid is to be granted stock options to purchase shares of Common Stock of the Registrant, under the Input/Output, Inc. April 2005 Inducement Equity Program.

4.3	Restricted Stock Agreement pursuant to which TengBeng Koid is to be issued restricted Common Stock of the Registrant under the Input/Output, Inc. April 2005 Inducement Equity Program.

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Fulbright & Jaworski L.L.P. (included in the opinion of Fulbright & Jaworski L.L.P. filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

Item 9. Undertakings

     A. Undertaking to Update

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking With Respect to Documents Incorporated by Reference

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking With Respect to Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stafford, State of Texas, on April 4, 2005.

INPUT/OUTPUT, INC.
By:	/s/ J. Michael Kirksey
J. Michael Kirksey
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints J. Michael Kirksey and David L. Roland, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this Registration Statement, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert P. Peebler Robert P. Peebler	President, Chief Executive Officer and Director (principal executive officer)	April 4, 2005

/s/ J. Michael Kirksey J. Michael Kirksey	Executive Vice President and Chief Financial Officer (principal financial officer)	April 4, 2005

/s/ Michael L. Morrison Michael L. Morrison	Controller and Director of Accounting (principal accounting officer)	April 4, 2005

/s/ James M. Lapeyre, Jr. James M. Lapeyre, Jr.	Chairman of the Board of Directors and Director	April 4, 2005

/s/ Bruce S. Appelbaum Bruce S. Appelbaum	Director	April 4, 2005

Theodore H. Elliott, Jr.	Director

/s/ Franklin Myers Franklin Myers	Director	April 4, 2005

/s/ S. James Nelson, Jr. S. James Nelson, Jr.	Director	April 4, 2005

/s/ John N. Seitz John N. Seitz	Director	April 4, 2005

Sam K. Smith	Director

INDEX TO EXHIBITS

4.1	Form of Stock Option Award Agreement pursuant to which participants in the Input/Output, Inc. GX Technology Corporation Employment Inducement Stock Option Program are to be granted employment inducement stock options to purchase shares of Common Stock of the Registrant under such program.

4.2	Stock Option Agreement pursuant to which TengBeng Koid is to be granted stock options to purchase shares of Common Stock of the Registrant, under the Input/Output, Inc. April 2005 Inducement Equity Program.

4.3	Restricted Stock Agreement pursuant to which TengBeng Koid is to be issued restricted Common Stock of the Registrant under the Input/Output, Inc. April 2005 Inducement Equity Program.

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Fulbright & Jaworski L.L.P. (included in the opinion of Fulbright & Jaworski L.L.P. filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).